UNISYS CORPORATION
                              CONSOLIDATED STATEMENT OF INCOME
                              (Millions, except per share data)
                                 Three Months         Six Months
                                 Ended June 30        Ended June 30
                              ------------------   ------------------
                                   1999      1998       1999      1998
                               --------  --------   --------  --------
Revenue                        $1,886.4  $1,728.5   $3,698.8  $3,378.2
                               --------  --------   --------  --------
Costs and expenses
  Cost of revenue               1,227.9   1,145.6    2,377.7   2,236.1
  Selling, general and
    administrative                341.5     328.6      672.5     658.8
  Research and development         81.2      70.0      158.4     142.9
                               --------  --------   --------  --------
                                1,650.6   1,544.2    3,208.6   3,037.8
                               --------  --------   --------  --------
Operating income                  235.8     184.3      490.2     340.4

Interest expense                   34.7      42.6       68.9      89.1
Other income
 (expense), net                   (16.9)     (0.9)     (66.1)    (12.5)
                               --------  --------   --------  --------

Income before income tax          184.2     140.8      355.2     238.8
Estimated income taxes             64.5      50.7      124.3      86.0
                               --------  --------   --------  --------
Net income                        119.7      90.1      230.9     152.8
Dividends on preferred
  shares                           12.0      26.6       34.8      53.3
                               --------  --------   --------  --------

Earnings on common share         $107.7     $63.5     $196.1     $99.5
                               ========  ========   ========  ========
Earnings per common share
  Basic                          $  .40    $  .25     $  .73    $  .40
                               ========  ========   ========  ========
  Diluted                        $  .38    $  .24     $  .70    $  .38
                               ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                         272,558   251,134    266,850   249,704
                               ========  ========   ========  ========
  Diluted                       282,941   266,473    278,934   264,497
                               ========  ========   ========  ========